Exhibit 99.1

    ITT REPORTS THIRD QUARTER 2006 EPS OF $0.77; ANNOUNCES $1 BILLION SHARE REPURCHASE PROGRAM; RAISES FULL-YEAR GUIDANCE FROM CONTINUING OPERATIONS

     * Earnings per share up 15 percent excluding special items (up 18 percent excluding SFAS-123R).

     * Third quarter revenue up 15 percent to $2.0 billion on strong growth in all segments; organic revenue up 13 percent; strong cash performance.

     * Net impact of special items, including $0.03 per share results from Switches business (moved to discontinued operations), is zero.

     * ITT today announces a $1 billion share repurchase program.

     * Company raises FY 2006 earnings guidance after adjusting for the impact of moving the Switches business to discontinued operations.

    WHITE PLAINS, N.Y., Oct. 27 /PRNewswire-FirstCall/ -- ITT Corporation (NYSE:
ITT) today reported third quarter 2006 net income of $143.5 million or $0.77 per share. The net impact of special items, comprising restructuring, tax settlements and discontinued operations, is zero. Excluding special items in 2005 and 2006, 2006 third quarter earnings from continuing operations grew 15 percent or $0.10 per share over the third quarter 2005. Excluding the $(0.02) per share impact of the adoption of SFAS-123R, earnings for the quarter grew 18 percent compared to the third quarter of 2005. Third quarter 2006 revenue was $2.0 billion, up 15 percent over the same period last year, with organic revenue growth of 13 percent.

    "We are very pleased with our performance in the third quarter, with solid growth in organic revenue, earnings, and cash flow," said Steve Loranger, Chairman, President and Chief Executive Officer. "Our management team is continuing to deliver double-digit organic growth, reflecting the strength of our market positions, our ongoing focus on new product development, a balanced portfolio of businesses, and overall customer satisfaction."

    "This revenue growth trend has continued now for several years, but we never take it for granted," Loranger said. "We are constantly listening to our customers and looking for new ways to anticipate their needs and deliver reliable solutions. This is an integral part of the ITT Management System, and our results this quarter and this year speak to its importance in the way we manage the company."

    2006 Outlook and Beyond

    "We are very pleased with the strong performance we have seen this year," Loranger added. "We are raising our full-year earnings guidance as a result." ITT now forecasts full year 2006 earnings from continuing operations, excluding special items, will be in a range of $2.88 to $2.91 per share, up 13-14 percent compared to full year 2005, including the estimated $(0.09) per share impact from the adoption of SFAS-123R. Excluding the impact of the adoption of SFAS-123R, the outlook for full year 2006 earnings from continuing operations excluding special items would be up 16-17 percent. The new guidance reflects the move of the Switches business, which is in the process of being sold, to discontinued operations.

    "Today we announced a $1 billion share repurchase program that is consistent with ITT's commitment to a balanced and disciplined capital allocation process," said George E. Minnich, Senior Vice President and Chief Financial Officer. "Our capital priorities are centered on those investments necessary to grow our businesses organically and through acquisitions, while also providing cash returns to shareholders. With our strong balance sheet and robust cash flow generation, we continue to support our growth priorities while returning additional cash to shareholders through the repurchase program."

    In other action, the Board of Directors of ITT Corporation declared an $0.11 per share dividend for the fourth quarter of 2006. The dividend is payable on January 1, 2007 to shareholders of record on November 17, 2006.

    Primary Business Results

    Defense Electronics & Services

     * ITT's Defense Electronics & Services segment reported third quarter 2006 revenues of $957.4 million, up 19 percent, over the same period last year, led by increases in the Aerospace/Communications, Night Vision and Advanced Engineering and Sciences businesses.

     * Higher volume, better yields and contract performance drove third quarter operating results. Third quarter operating income for the segment was $112.6 million, including the impact of restructuring. Excluding restructuring, operating income was up 17 percent in the quarter to $113.6 million over the comparable period in 2005.

     * The company saw strong order growth in the third quarter, with orders up 28 percent over the same quarter of 2005.

    Fluid Technology

     * Third quarter 2006 Fluid Technology revenue was $780.3 million, up $85.8 million or 12 percent; organic revenues grew 7 percent over the same period in 2005, led by the Water and Wastewater businesses. Operating income was $97.8 million for the third quarter, including the impact of restructuring. Excluding restructuring, third quarter operating income was up 15 percent to $103.4 million.

     * Operating margins, excluding restructuring, grew by 40 basis points in the quarter, to 13.3 percent as a result of ongoing operational and lean initiatives.

     * Total orders for the third quarter were up 19 percent and organic orders were up 15 percent compared to the third quarter of 2005.

    Motion & Flow Control

     * 2006 third quarter revenues for ITT's Motion & Flow Control segment were $167.1 million, up 11 percent from the third quarter last year.

     * 2006 third quarter operating income for the segment declined to $23.7 million, including the impact of restructuring. Excluding restructuring, operating income for this segment was $25.1 million, down 16 percent from the same quarter in 2005. The decline in operating income resulted from the costs of factory relocations and increases in the cost of certain specialty materials.

     * During the third quarter the company completed the acquisition of aerospace pump manufacturer SOTA Corporation, which will become part of the Aerospace Controls value center. SOTA strengthens the company's ability to compete as an integrator of small fluid management systems used on aircraft.

    Electronic Components

     * The process to sell Electronic Components' Switches business is progressing, and presentations to prospective buyers have commenced. As a result, the Switches business has been moved to discontinued operations effective with the third quarter results.

     * 2006 third quarter revenues for the Electronic Components segment were $99.9 million, up 16 percent over the same period in 2005. Organic revenue grew 15 percent, due to strong performance in the transportation, industrial and military markets.

     * Operating income for the third quarter was $10.0 million. Excluding restructuring, operating income was up 107 percent over the third quarter last year to $11.2 million. Operating margins, excluding restructuring, grew 490 basis points compared to the third quarter of 2005, primarily driven by strong demand in the industrial market and continuing operational improvements.

    About ITT Corporation

    ITT Corporation (http://www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electronic components markets with a wide range of products. Headquartered in White Plains, NY, the company generated $7.0 billion in 2005 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the NYSE Arca, Paris, London and Frankfurt exchanges.

    For free B-roll/video content and logo about ITT Corporation, please log onto http://www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):

    Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                        ITT CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                                       Three Months Ended        Nine Months Ended
                                         September 30,             September 30,
                                    -----------------------   -----------------------
                                       2006         2005         2006         2005
                                    ----------   ----------   ----------   ----------
Sales and revenues                  $  2,001.1   $  1,734.6   $  5,756.6   $  5,195.3

Costs of sales and
 revenues                              1,418.3      1,270.0      4,148.3      3,791.3
Selling, general and
 administrative expenses                 316.4        227.4        855.4        721.9
Research and development
 expenses                                 41.7         38.2        119.6        116.4
Restructuring and asset
 impairment charges                        9.8         19.0         32.0         43.1
Total costs and expenses               1,786.2      1,554.6      5,155.3      4,672.7

Operating income                         214.9        180.0        601.3        522.6
Interest expense                          19.4         17.9         60.8         51.9
Interest income                            6.3         16.6         14.8         36.3
Miscellaneous expense, net                 4.1          2.4         13.6         12.9
Income from continuing
 operations before income
 taxes                                   197.7        176.3        541.7        494.1
Income tax expense                        57.3         22.9        163.9         87.8
Income from continuing
 operations                              140.4        153.4        377.8        406.3
Discontinued operations,
 including tax (benefit) /
 expense of $(0.7), $(38.8),
 $9.0 and $(38.9) in each
 period, respectively                      3.1         35.9         62.5         37.2
Net income                          $    143.5   $    189.3   $    440.3   $    443.5

Earnings Per Share:
Income from continuing
 operations:
  Basic                             $     0.76   $     0.83   $     2.05   $     2.20
  Diluted                           $     0.75   $     0.81   $     2.02   $     2.15
Discontinued operations:
  Basic                             $     0.02   $     0.19   $     0.34   $     0.20
  Diluted                           $     0.02   $     0.19   $     0.33   $     0.20
Net income:
  Basic                             $     0.78   $     1.02   $     2.39   $     2.40
  Diluted                           $     0.77   $     1.00   $     2.35   $     2.35

Average Common Shares -
 Basic                                   184.1        184.8        184.3        184.6
Average Common Shares -
 Diluted                                 186.7        188.9        187.2        188.7

                        ITT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                                        September 30,    December 31,
                                                            2006             2005
                                                        -------------   -------------
Assets
Current Assets:
  Cash and cash equivalents                             $       792.5   $       451.0
  Receivables, net                                            1,270.5         1,197.7
  Inventories, net                                              717.2           622.9
  Current assets of discontinued operations                     205.2           468.0
  Deferred income taxes                                          69.0            73.7
  Other current assets                                           89.2            66.9
      Total current assets                                    3,143.6         2,880.2

Plant, property and equipment, net                              775.6           782.0
Deferred income taxes                                            95.5            72.2
Goodwill, net                                                 2,308.9         2,227.3
Other intangible assets, net                                    237.9           214.8
Other assets                                                    974.7           893.7
      Total assets                                      $     7,536.2   $     7,070.2

Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable                                      $       833.7   $       751.5
  Accrued expenses                                              853.0           715.5
  Accrued taxes                                                 147.4           193.0
  Current liabilities of discontinued operations                 99.6           167.9
  Notes payable and current maturities of
   long-term debt                                               595.3           750.9
  Other current liabilities                                      47.0            10.0
      Total current liabilities                               2,576.0         2,588.8

Pension and postretirement benefits                             737.0           725.6
Long-term debt                                                  511.7           516.0
Other liabilities                                               560.5           516.4
      Total liabilities                                       4,385.2         4,346.8

Shareholders' equity                                          3,151.0         2,723.4
      Total liabilities and shareholders' equity        $     7,536.2   $     7,070.2

                        ITT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                              Nine Months Ended
                                                                September 30,
                                                        ------------------------------
                                                            2006             2005
                                                        -------------    -------------
Operating Activities
Net income                                              $       440.3    $       443.5
(Income) loss from discontinued operations                      (62.5)           (37.2)
Income from continuing operations                               377.8            406.3

Adjustments to income from continuing operations:
  Depreciation and amortization                                 127.1            127.8
  Amortization of stock compensation                             16.7              0.9
  Restructuring and asset impairment charges                     32.0             43.1
Payments for restructuring                                      (36.2)           (31.4)
Change in receivables                                           (68.5)          (171.8)
Change in inventories                                           (76.9)           (18.7)
Change in accounts payable and accrued expenses                 176.3            139.9
Change in accrued and deferred taxes                             14.0             85.7
Change in other current and non-current assets                  (82.9)           (98.1)
Change in other non-current liabilities                           9.3            (11.3)
Other, net                                                       (1.3)             5.5
  Net cash - operating activities                               487.4            477.9

Investing Activities
Additions to plant, property and equipment                      (95.2)           (95.3)
Acquisitions, net of cash acquired                              (75.2)           (38.4)
Proceeds from sale of assets and businesses                     223.7              9.1
Other, net                                                       (6.4)            (0.9)
  Net cash - investing activities                                46.9           (125.5)

Financing Activities
Short-term debt, net                                           (157.2)           173.9
Long-term debt repaid                                            (2.2)            (4.5)
Long-term debt issued                                               -              0.4
Repurchase of common stock                                     (136.4)          (288.5)
Proceeds from issuance of common stock                           53.0            133.4
Dividends paid                                                  (57.3)           (48.9)
Other, net                                                       13.6             (0.2)

  Net cash - financing activities                              (286.5)           (34.4)

Exchange Rate Effects on Cash and Cash
 Equivalents                                                     29.8            (19.7)
Net Cash - Discontinued Operations Operating
 Activities                                                      71.2            (81.3)
Net Cash - Discontinued Operations Investing
 Activities                                                      (7.2)            (8.0)
Net Cash - Discontinued Operations Financing
 Activities                                                      (0.1)            (1.6)

Net change in cash and cash equivalents                         341.5            207.4
Cash and cash equivalents - beginning of year                   451.0            262.9
Cash and Cash Equivalents - end of period               $       792.5    $       470.3

              ITT Corporation Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                            Third Quarter 2006 & 2005

                                  ($ Millions)

                                                   (As Reported - GAAP)
                                     -------------------------------------------------
                                                                             % Change
                                      Sales &      Sales &       Change        2006
                                      Revenues     Revenues     2006 vs.        vs.
                                       3M 2006     3M 2005        2005         2005
                                     ----------   ----------   ----------   ----------
ITT Corporation - Consolidated        2,001.1     1,734.6       266.5            15%

Fluid Technology                        780.3       694.5        85.8            12%

Defense Electronics & Services          957.4       806.7       150.7            19%

Electronic Components (1)                99.9        86.1        13.8            16%

Motion & Flow Control                   167.1       150.0        17.1            11%

                                                                            % Change
                                                                 Change       2006
                                       Orders       Orders      2006 vs.       vs.
                                       3M 2006      3M 2005       2005        2005
                                     ----------   ----------   ----------   ----------
Fluid Technology                        821.3       689.1       132.2            19%

Defense Electronics & Services        1,056.5       825.2       231.3            28%

                                                     (As Adjusted - Organic)
                          ----------------------------------------------------------------------------
                                     Acquisi-                                                    %
                                       tion         FX         Adj.                 Change     Change
                          Sales &    Contrib-    Contrib-     Sales &    Sales &     Adj.       Adj.
                          Revenues    ution       ution      Revenues   Revenues      06        06
                          3M 2006    3M 2006     3M 2006     3M 2006    3M 2005     vs. 05     vs. 05
                          --------   --------    --------    --------   --------   --------   --------
ITT Corporation -
 Consolidated              2,001.1      (22.1)      (20.0)    1,959.0    1,734.6      224.4         13%

Fluid Technology             780.3      (22.1)      (14.3)      743.9      694.5       49.4          7%

Defense Electronics
 & Services                  957.4        0.0        (0.1)      957.3      806.7      150.6         19%

Electronic
 Components (1)               99.9        0.0        (1.1)       98.8       86.1       12.7         15%

Motion & Flow
 Control                     167.1        0.0        (4.7)      162.4      150.0       12.4          8%

                                    Acquisi-                                                              %
                                      tion           FX                                    Change      Change
                                    Contrib-      Contrib-        Adj.                      Adj.         Adj.
                        Orders       ution         ution         Orders       Orders       06 vs.       06 vs.
                       3M 2006      3M 2006       3M 2006       3M 2006      3M 2005         05           05
                      ----------   ----------    ----------    ----------   ----------   ----------   ----------
Fluid Technology           821.3        (13.0)        (15.6)        792.7        689.1        103.6           15%

Defense Electronics
 & Services              1,056.5          0.0           0.1       1,056.6        825.2        231.4           28%

(1) Electronic Components excludes the results from the Switches business which has been moved to discontinued operations.

              ITT Corporation Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          Third Quarter of 2006 & 2005

                                  ($ Millions)

                                                                                              Adjust
                                                                                               for
                                      Q3 2006       Q3 2005          %         Q3 2006         2006
                                         As            As        Change 06        As         Restru-
                                      Reported      Reported       vs. 05      Reported      cturing
                                     ----------    ----------    ----------   ----------    ----------
Sales and Revenues:
Electronic Components (1)                  99.9          86.1                       99.9
Defense Electronics & Services            957.4         806.7                      957.4
Fluid Technology                          780.3         694.5                      780.3
Motion & Flow Control                     167.1         150.0                      167.1
Intersegment eliminations                  (3.6)         (2.7)                      (3.6)
  Total Ongoing segments                2,001.1       1,734.6                    2,001.1
Dispositions and other                        -             -                          -
Total Sales and Revenues                2,001.1       1,734.6                    2,001.1

Operating Margin:
Electronic Components (1)                  10.0%          0.3%                      10.0%
Defense Electronics & Services             11.8%         12.0%                      11.8%
Fluid Technology                           12.5%         10.8%                      12.5%
Motion & Flow Control                      14.2%         18.2%                      14.2%
Total Ongoing Segments                     12.2%         11.5%                      12.2%

Income:
Electronic Components (1)                  10.0           0.3        3233.3%        10.0           1.2
Defense Electronics & Services            112.6          96.8          16.3%       112.6           1.0
Fluid Technology                           97.8          74.7          30.9%        97.8           5.6
Motion & Flow Control                      23.7          27.3         -13.2%        23.7           1.4
Total Segment Operating Income            244.1         199.1          22.6%       244.1           9.2

                                                                   Adjust
                                                                    for           %
                                      Q3 2006        Q3 2005        2005      Q3 2005        Change
                                         As            As         Restru-        As         Adj. 06
                                      Adjusted      Reported      cturing     Adjusted       vs. 05
                                     ----------    ----------    ----------  ----------    ----------
Sales and Revenues:
Electronic Components (1)                  99.9          86.1                      86.1
Defense Electronics & Services            957.4         806.7                     806.7
Fluid Technology                          780.3         694.5                     694.5
Motion & Flow Control                     167.1         150.0                     150.0
Intersegment eliminations                  (3.6)         (2.7)                     (2.7)
  Total Ongoing segments                2,001.1       1,734.6                   1,734.6
Dispositions and other                        -             -                         -
Total Sales and Revenues                2,001.1       1,734.6                   1,734.6

Operating Margin:
Electronic Components (1)                  11.2%          0.3%                      6.3%          490 BP
Defense Electronics & Services             11.9%         12.0%                     12.0%          (10)BP
Fluid Technology                           13.3%         10.8%                     12.9%           40 BP
Motion & Flow Control                      15.0%         18.2%                     19.9%         (490)BP
Total Ongoing Segments                     12.7%         11.5%                     12.8%          (10)BP

Income:
Electronic Components (1)                  11.2           0.3           5.1         5.4         107.4%
Defense Electronics & Services            113.6          96.8           0.0        96.8          17.4%
Fluid Technology                          103.4          74.7          15.2        89.9          15.0%
Motion & Flow Control                      25.1          27.3           2.6        29.9         -16.1%
Total Segment Operating Income            253.3         199.1          22.9       222.0          14.1%

(1) Electronic Components excludes the results from the switches business which has been moved to discontinued operations.

              ITT Corporation Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          Third Quarter of 2006 & 2005

                       ($ Millions, except EPS and shares)

                                     Q3 2006       Q3 2006      Q3 2006       Q3 2005
                                        As         Adjust-         As            As
                                     Reported       ments       Adjusted      Reported
                                    ----------    ----------   ----------    ----------
Segment Operating Income                 244.1           9.2#A      253.3         199.1

Interest Income (Expense)                (13.1)            -        (13.1)         (1.3)
Other Income (Expense)                    (4.1)            -         (4.1)         (2.4)
Gain on sale of Assets                       -             -            -             -
Corporate (Expense)                      (29.2)          0.5#A      (28.7)        (19.1)

Income from Continuing Operations
 before Tax                              197.7           9.7        207.4         176.3

Income Tax Items                           2.6          (4.2)#B      (1.6)            -
Income Tax Expense                       (59.9)         (3.0)#C     (62.9)        (22.9)

Total Tax Expense                        (57.3)         (7.2)       (64.5)        (22.9)

Income from Continuing Operations        140.4           2.5        142.9         153.4

(Loss) Income from Discontinued
 Operations                                3.1          (3.1)#D         -          35.9

Net Income                               143.5          (0.6)       142.9         189.3

Diluted EPS                               0.77         (0.00)        0.77          1.00
  Impact of SFAS-123R Adoption                                       0.02
  Diluted EPS Excluding Impact of
   SFAS-123R Adoption                                                0.79

                                                                                Percent
                                                                    Change       Change
                                                                   2006 vs.     2006 vs.
                                        Q3 2005      Q3 2005         2005         2005
                                         Adjust-        As            As           As
                                         ments       Adjusted      Adjusted     Adjusted
                                       ----------   ----------    ----------   ----------
Segment Operating Income                     22.9#E      222.0

Interest Income (Expense)                   (13.2)#F     (14.5)
Other Income (Expense)                          -         (2.4)
Gain on sale of Assets                          -            -
Corporate (Expense)                           0.3#E      (18.8)

Income from Continuing Operations
 before Tax                                  10.0        186.3

Income Tax Items                            (32.8)#G     (32.8)
Income Tax Expense                           (3.1)#H     (26.0)

Total Tax Expense                           (35.9)       (58.8)

Income from Continuing Operations           (25.9)       127.5

(Loss) Income from Discontinued
 Operations                                 (35.9)#I         -

Net Income                                  (61.8)       127.5          15.4         12.0%

Diluted EPS                                 (0.33)        0.67    $     0.10           15%
   Impact of SFAS-123R Adoption                           0.00
    Diluted EPS Excluding Impact of
     SFAS-123R Adoption                                   0.67    $     0.12           18%

#A - Remove Restructuring Expense of $9.2 & $0.5.
#B - Remove Tax Refund of ($2.6M) and apply structural tax rate impact in Q3. #C - Remove Tax Benefit on Special Items of ($3.0M).
#D - Remove D.O. income of $3.1M.
#E - Remove Restructuring Expense of $22.9 + $0.3.
#F - Remove Interest Income due to Tax Refund ($13.2M).
#G - Remove Tax Items of ($32.8M).
#H - Remove Tax Benefit on Special Items of ($3.1M).
#I - Remove D.O. income of ($35.9M).

SOURCE  ITT Corporation
    -0-                             10/27/2006
    /CONTACT:  Brendan Mullin, +1-914-641-2160, Bmullin@peppercom.com, for ITT Corporation/
    /Web site:  http://www.itt.com
                http://www.thenewsmarket.com/ITT /